Exhibit 99.2

Casdin Capital Invests $20 Million in BioLife Solutions to Support Strategic Growth Opportunities

M&A Activities to Focus on Cell and Gene Manufacturing Tools

BOTHELL, Washington — August 9, 2018 — BioLife Solutions, Inc. (NASDAQ: BLFS), the leading developer, manufacturer and marketer of proprietary clinical grade biopreservation media, (“BioLife” or the “Company”), today announced that Casdin Capital LLC, (“Casdin”) a New York-based, life science-focused investment firm and current stockholder of BioLife, has agreed to invest $20 million in BioLife to support the Company’s growth strategy of acquiring synergistic cell and gene therapy manufacturing tools and services or technologies.

Casdin’s private purchase of an additional 1,428,571 shares of common stock at $14.00 per share includes a restriction on the resale of these shares for 12 months. The share issuance will increase the Company’s fully diluted shares outstanding by 5.8%, to approximately 26.0 million shares, and 17.9 million on an issued and outstanding basis.

Mike Rice, BioLife President & CEO commented, “Now that BioLife has achieved profitability and is generating consistent cash flow from operations we can expand our focus to include external growth opportunities to drive shareholder value. This $20 million investment by Casdin Capital in combination with our cash balance of approximately $15 million, allows us the financial flexibility to initiate our strategy of acquiring complementary revenue-generating companies or technologies that will enable BioLife to increase our share of the expenditures being made for cell and gene therapy manufacturing tools and services.”

Eli Casdin, Managing Director of Casdin Capital, remarked, “As active investors in cellular therapy companies and across the life science continuum, we recognize that the supplier side of the industry is critical but highly fragmented. There exists now a tremendous investment opportunity to consolidate and integrate these businesses, creating a broad and trusted platform partner for therapeutic developers. The most critical component of this strategy is the team executing it, and our due diligence and research confirms BioLife is that right team and this is the right time.”

About Casdin Capital

Casdin Capital LLC (“Casdin”), a NYC-based investment firm founded in 2012, brings a deep understanding, expertise and long-term perspective to financing the next generation of life science innovation. For more information please visit https://www.casdincapital.com.

About BioLife Solutions

BioLife Solutions is the leading developer, manufacturer and supplier of proprietary, clinical-grade biopreservation media for cells and tissues. Our HypoThermosol® hypothermic storage and CryoStor® cryopreservation freeze media are highly valued in the regenerative medicine, biobanking and drug discovery markets. These novel biopreservation media products are serum-free and protein-free, fully defined, and are formulated to reduce preservation-induced cell damage and death; offering commercial companies and clinical researchers significant improvement in shelf life and post-preservation viability and function. For more information please visit www.biolifesolutions.com, and follow BioLife on Twitter.

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the company's anticipated future growth strategy, including the acquisition of synergistic cell and gene therapy manufacturing tools and services or technologies, anticipated business and operations, guidance for financial results in 2018, including achieving GAAP operating profit, net income, EBITDA, adjusted EBITDA and cash flow from operations, the potential utility of and market for its products and services, potential revenue growth and market expansion, regulatory approvals and/or commercial manufacturing of our customers' products, and potential customer revenue. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, uncertainty regarding market adoption of products; uncertainty regarding third-party market projections; market volatility; competition; litigation; and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

# # # #

Media & Investor Relations
Roderick de Greef
Chief Financial Officer
(425) 686-6003
rdegreef@biolifesolutions.com